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EXHIBIT 23.1


                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 18, 2005 except for Notes 15 and 6d which are as of October 20, 2005 in the Registration Statement and the related Prospectus of MIV Therapeutics, Inc. for the registration of up to 36,619,578 shares of its common stock and 5,641,941 transferable common stock purchase warrants.





                                                           /S/ ERNST & YOUNG LLP
Vancouver, British Columbia, Canada                        Chartered Accountants
July 14, 2006